Exhibit 1.1

ENERGY TRANSFER LP

$650,000,000 Series 2026A Junior Subordinated Notes Due 2057

$1,100,000,000 Series 2026B Junior Subordinated Notes Due 2057

UNDERWRITING AGREEMENT

July 6, 2026

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

PNC Capital Markets LLC

TD Securities (USA) LLC

Truist Securities, Inc.

As the Representatives of the several

 Underwriters named in Schedule 1 attached hereto

C/O CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

C/O J.P. MORGAN SECURITIES LLC

270 Park Avenue

New York, New York 10017

C/O PNC CAPITAL MARKETS LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

C/O TD SECURITIES (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

C/O TRUIST SECURITIES, INC.

50 Hudson Yards, 70th Floor

New York, New York 10001

Ladies and Gentlemen:

Energy Transfer LP, a Texas limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters (collectively, the “Underwriters”) named in Schedule 1 attached to this underwriting agreement (this “Agreement”) (i) $650,000,000 aggregate principal amount of its Series 2026A Junior Subordinated Notes due 2057 (the “Series 2026A Notes”) and (ii) $1,100,000,000 aggregate principal amount of its Series 2026B Junior Subordinated Notes due 2057 (the “Series 2026B Notes” and, together with the Series 2026A Notes, the “Notes”). The Notes will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) as of the Applicable Time (as defined below) and the Prospectus (as defined below) dated as of the date hereof. The Series 2026A Notes will be issued pursuant to the Indenture, dated December 14, 2022 (the “Base Indenture”), among the Partnership, as the issuer of the Notes, and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture to be dated the Delivery Date (as defined below) (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Series 2026A Indenture”). The Series 2026B Notes will be issued pursuant to the Base Indenture, as supplemented by the Twelfth Supplemental Indenture to be dated the Delivery Date (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Series 2026B Indenture” and, together with the Series 2026A Indenture, the “Indentures”). Citigroup Global Markets Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, TD Securities (USA) LLC and Truist Securities, Inc. (collectively, the “Representatives”) shall act as the representatives of the several Underwriters.

LE GP, LLC, a Texas limited liability company (the “General Partner”), is the general partner of the Partnership. Each of the General Partner and the Partnership is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”

This Agreement is to confirm the agreement among the Partnership and the Underwriters concerning the purchase of the Notes from the Partnership by the Underwriters.

Section 1. Representations, Warranties and Agreements of the Partnership. The Partnership represents and warrants to, and agrees with, each Underwriter that:

(a) Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333-279982), as amended by Post-Effective Amendment No. 1 to such registration statement, with respect to the Notes (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on June 6, 2024. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 4:25 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership is a time prior to the time of the first sale of the Notes;

(ii) “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;

(iii) “Effective Date” means any date as of which any part of the Registration Statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes, including the Final Term Sheet prepared and filed by or on behalf of the Partnership pursuant to Section 5(a)(xi) hereof and attached in Annex 3 hereto;

(v) “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with (A) the Final Term Sheet attached in Annex 3 hereto; and (B) any additional Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time and identified on Schedule 2 hereto;

(vii) “Prospectus” means the prospectus supplement relating to the Notes that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and

(viii) “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-279982), as amended by Post-Effective Amendment No. 1 to such registration statement, including exhibits and financial statements and any information in the prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes, is not on the date hereof and will not be on the Delivery Date (as defined below) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) relating to the offering and sale of the Notes contemplated by this Agreement. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Notes.

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee on Form T-1 (the “Form T-1”) and (ii) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) Prospectus. The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) Statements in the Registration Statement and Prospectus. Each of the statements made by the Partnership (i) in the Registration Statement and any further amendments to the Registration Statement and (ii) in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership, was made with a reasonable basis and in good faith.

(g) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission prior to the Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus, if any (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule 2 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby).

(k) Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Texas Business Organizations Code, as amended (the “TBOC”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership and the Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the TBOC, with full limited liability company power and authority necessary to own or hold its properties and assets, to conduct the businesses in which it is engaged, in each case in all material respects, and to act as general partner of the Partnership. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(m) Ownership of the General Partner. Kelcy L. Warren beneficially owns approximately 81.2% and Ray C. Davis beneficially owns approximately 18.8% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of LE GP, LLC, dated as of July 6, 2026 (as amended, the “General Partner LLC Agreement”), and are fully paid (to the extent required by the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 101.206, 101.613 and 11.053 of the TBOC).

(n) Ownership of the General Partner Interest. The General Partner is the sole general partner of the Partnership and owns a 0.1% economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Partnership, dated as of July 6, 2026 (the “Partnership Agreement”) and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”), except restrictions on transferability set forth in the Partnership Agreement or as included in the Amended and Restated Credit Agreement by and among the Partnership and Wells Fargo Bank, National Association, dated as of April 11, 2022.

(o) Ownership of Outstanding Common Units and other Equity Securities. As of the date hereof, the limited partners of the Partnership own (i) 3,443,261,226 Common Units, (ii) 852,231,046 Class A Units, (iii) 687,222,658 Class B Units, (iv) 550,000 Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series B Preferred Units”), (v) 1,484,780 Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (“Series G Preferred Units”), (vi) 900,000 Series H Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (“Series H Preferred Units”) and (vii) 41,464,179 Series I Fixed Rate Perpetual Preferred Units (“Series I Preferred Units”), collectively representing a 100% limited partner interest in the Partnership. All of such units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be limited by Sections 153.112 and 153.210 of the TBOC).

(p) Ownership of Sunoco LP. As of the date hereof, the Partnership owns (i) 28,463,967 common units representing limited partner interests in Sunoco LP, a Texas limited partnership (“Sunoco”), (ii) 100% of the incentive distribution rights of Sunoco (“IDRs”), and (iii) a non-economic general partner interest in Sunoco. All of such units, IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement of Sunoco and are fully paid (to the extent required under the Partnership Agreement of Sunoco) and non-assessable (except as such non-assessability may be limited by Sections 153.112 and 153.210 of the TBOC).

(q) Ownership of USA Compression Partners, LP. As of the date hereof, the Partnership owns (i) 46,056,228 common units representing limited partner interests in USA Compression Partners LP, a Texas limited partnership (“USAC”) and (ii) a non-economic general partner interest in USAC. All of such units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement of USAC and are fully paid (to the extent required under the Partnership Agreement of USAC) and non-assessable (except as such non-assessability may be limited by Sections 153.112 and 153.210 of the TBOC).

(r) Valid Issuance of Notes. The Series 2026A Notes have been duly and validly authorized by the Partnership and the General Partner for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Partnership and authenticated by the Trustee in accordance with the Series 2026A Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Series 2026A Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Series 2026B Notes have been duly and validly authorized by the Partnership and the General Partner for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Partnership and authenticated by the Trustee in accordance with the Series 2026B Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Series 2026B Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s) Material Subsidiaries. Attached hereto as Annex 2 is a listing of each direct or indirect Subsidiary of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus (collectively, the “Material Subsidiaries”).

(t) No Preemptive Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) other than the Underwriters, no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Notes, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Notes as contemplated thereby or otherwise; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Series B Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units or other interests in the Partnership.

(u) Authority. The Partnership has all requisite power and authority to (i) issue, sell and deliver the Notes, as the case may be, in accordance with and upon the terms and conditions set forth in this Agreement, the Series 2026A Indenture (in the case of the Series 2026A Notes), the Series 2026B Indenture (in the case of the Series 2026B Notes), the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and perform its obligations under this Agreement, the Notes and the Indentures (this Agreement, the Notes and the Indentures are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents”) and (ii) consummate the transactions contemplated by this Agreement and the Indentures; and at the Delivery Date all limited partnership action required to be taken by the Partnership for (A) the authorization, issuance, sale and delivery of the Notes, (B) the authorization, execution and delivery of the Debt Documents, and (C) the consummation of the transactions contemplated by the Debt Documents, shall have been validly taken.

(v) Authorization of the Agreement. This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(w) Authorization and Enforceability of the Indenture. As of the Delivery Date, each of the Indentures will (i) be duly and validly authorized, executed and delivered by the Partnership, (ii) be duly qualified under the Trust Indenture Act and the rules and regulations thereunder, (iii) comply as to form with the requirements of the Trust Indenture Act and (iv) assuming due authorization, execution and delivery by the Trustee, constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(x) Debt Documents. Each Debt Document that is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y) Authorization and Enforceability of Other Agreements.

(i) The General Partner LLC Agreement has been duly authorized, executed and delivered by each of, and is a valid and legally binding agreement of each of General Partner, Kelcy L. Warren and Ray C. Davis, enforceable against each of the General Partner, Kelcy L. Warren and Ray C. Davis, in accordance with its terms; and

(ii) The Partnership Agreement has been, and at the Delivery Date the Partnership Agreement will be, duly authorized, executed and delivered by the General Partner, and the Partnership Agreement is, and at the Delivery Date the Partnership Agreement will be, a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

provided that, with respect to each agreement described in Sections 1(y)(i) and (ii) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.

(z) No Violations. None of the (i) offering, issuance and sale by the Partnership of the Notes, (ii) execution, delivery and performance of the Debt Documents by the Partnership, (iii) consummation of the transactions contemplated by the Debt Documents or (iv) the application of proceeds from the sales of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any direct or indirect subsidiary of the Partnership (collectively, the “Subsidiaries”) or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or any of the Subsidiaries, except with respect to clauses (B), (C) or (D) as would not have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement.

(aa) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of the Subsidiaries or any of their respective properties or assets (each a “Consent”) is required in connection with (i) the offering, issuance and sale by the Partnership of the Notes, (ii) the execution, delivery and performance of the Debt Documents by the Partnership, (iii) the consummation of the transactions contemplated by the Debt Documents or (iv) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, except for such Consents (A) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Notes by the Underwriters, (B) that have been, or prior to the Delivery Date will be, obtained and (C) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) No Sales. The Partnership has not sold or issued any securities of the same class as the Notes during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(cc) No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since such date, there has not been any (i) material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Disclosure Package or (ii) material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations or business of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

(dd) Capitalization and Financial Statements. At March 31, 2026, the Partnership had, on the consolidated basis indicated in the Pricing Disclosure Package (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the

Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. As to any pro forma financial information to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements under Regulation S-X and Regulation G. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not so included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) Independent Registered Public Accounting Firm. Grant Thornton LLP (“Grant Thornton”), who has certified certain financial statements of the Partnership and its Subsidiaries, whose reports are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) and who will deliver the initial letter referred to in Section 7(f) hereof upon execution and delivery of this Agreement, is and has been, during the periods covered by the financial statements on which it reported contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership and its Subsidiaries, as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(ff) Title to Properties. The Partnership and each of the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by each of them, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Pricing Disclosure Package and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Pricing Disclosure Package and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Pricing Disclosure Package and the Prospectus.

(gg) Permits. The Partnership and each of the Subsidiaries have, and at the Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such Permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership and each of the Subsidiaries have, and at the Delivery Date will have, fulfilled and performed all its material obligations with respect to such Permits in the manner described, and subject to the limitations contained in the Pricing Disclosure Package and the Prospectus and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Insurance. The Partnership and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect on the Delivery Date; and the Partnership and each of the Subsidiaries are in compliance with the terms of such policies in all material respects.

(ii) Intellectual Property. The Partnership and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and neither the Partnership nor, to the knowledge of the Partnership, any Subsidiary, has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the foregoing.

(jj) Adequate Disclosure and Descriptions. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements (i) set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Debt Securities,” “Description of the Notes” and “Certain U.S. Federal Income Tax Considerations,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025, under the captions “Business—Regulation of Interstate Natural Gas Pipelines,” “Business—Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business—Regulation of Sales of Natural Gas and NGLs,” “Business—Regulation of Gathering Pipelines,” “Business—Regulation of Interstate Crude Oil, NGL and Products Pipelines,” “Business—Regulation of Intrastate Crude Oil, NGL and Products Pipelines,” “Business—Regulation of LNG Liquefaction Facilities,” “Business—Regulation of Pipeline Safety” and “Business—Regulation of Interstate Ammonia Pipelines” in each case, as such matters have been updated by any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate in all material respects.

(kk) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) any of the Partnership and the Subsidiaries, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of the General Partner or any of its affiliates, on the other hand, which is required to be described in the Pricing Disclosure Package or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and neither the Partnership nor any Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(ll) No Labor Dispute. No labor disturbance by the employees of the Partnership or any Subsidiary (and to the extent they perform services on behalf of the Partnership or any Subsidiary, employees of the General Partner or any affiliate of the General Partner), exists or, to the knowledge of the Partnership, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.

(mm) Employee Benefit Matters. There has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary, that is reasonably likely to have a Material Adverse Effect.

(nn) Tax Returns. The Partnership and each of the Subsidiaries have filed (or have obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and have timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. No tax deficiency has been determined adversely to the Partnership or any of the Subsidiaries which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of the Subsidiaries, might have) a Material Adverse Effect.

(oo) No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.

(pp) Books and Records. The Partnership (i) makes and keeps books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(qq) No Default. None of the Partnership Entities nor any of the Material Subsidiaries is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents. None of the Partnership Entities nor any of the Subsidiaries is: (i) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii) as would not, if continued, have a Material Adverse Effect, or would not materially impair the ability of the Partnership to perform its obligations under the Debt Documents. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities or any of the Subsidiaries is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(rr) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Pricing Disclosure Package and the Prospectus, (1) neither the Partnership nor any of the Subsidiaries is a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $300,000 or more ultimately will be imposed against it and (2) neither the Partnership nor any of the Subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(ss) Investment Company. The Partnership is not, and as of the Delivery Date and, after giving effect to the offer and sale of the Notes to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” the Partnership will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(tt) No Legal Actions or Violations. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit, claim, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened or contemplated, to which the Partnership Entities, any Subsidiary or any of the General Partner’s officers and directors is or would be a party or to which any of their respective properties is or would be subject at law or in equity and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Partnership, has been proposed by any governmental agency, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Notes or (C) in any manner draw into question the validity of the Debt Documents or the transactions contemplated hereby or thereby.

(uu) Statistical Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Partnership believes to be reliable and accurate in all material respects.

(vv) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the date of the most recent audited financial statements and (iii) are effective in all material respects to perform the functions for which they were established.

(ww) Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of the General Partner (“Audit Committee”), (i) the Partnership’s auditors and the Audit Committee have been advised of (A) all significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) all fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership and its consolidated subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that interactive data in XBRL included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx) No Distribution of Offering Materials. None of the Partnership Entities or, to the knowledge of the Partnership, any of their affiliates has distributed nor, prior to the later to occur of the Delivery Date and completion of the distribution of the Notes, will they distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or Section 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.

(yy) Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(zz) Forward-Looking Statements. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(aaa) No Unlawful Payments. None of the Partnership Entities or its affiliates or any of the Subsidiaries, nor to the knowledge of the Partnership, any director, officer or employee of any of the Partnership Entities or any of the Subsidiaries or any agent, representative or other person associated with or acting on behalf of any of the Partnership Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gifts or anything else of value, entertainment or other unlawful expense, directly or indirectly, relating to political activity or in order to influence official action; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and the Subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bbb) Compliance with Money Laundering Laws. The operations of the Partnership Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership Entities or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the General Partner and the Partnership, threatened.

(ccc) No Conflicts with Sanctions Laws. None of the Partnership Entities nor to the knowledge of the Partnership, any director, officer or employee of any of the Partnership Entities, nor, to the knowledge of the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently, or is owned or controlled by one or more persons that are, (i) the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Russia, Syria (prior to July 1, 2025), the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, none of the General Partner, the Partnership or the Subsidiaries has knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ddd) Stabilization. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken and none will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

(eee) No Restrictions on Distributions. Except as described in the Pricing Disclosure Package and the Prospectus, no wholly-owned Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other Subsidiary.

(fff) Cybersecurity. (i) To the knowledge of the Partnership Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Partnership or any of its Subsidiary’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Partnership or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) none of the Partnership or any of its Subsidiaries has been notified of, and to the knowledge of the Partnership Entities, there has been no event or condition that would be reasonably expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to any of the Partnership’s or any of its Subsidiary’s respective IT Systems and Data; (iii) each of the Partnership and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iv) the Partnership and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Each certificate signed by any officer of the General Partner and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership to the Underwriters as to the matters covered thereby.

Section 2. Purchase of the Notes by the Underwriters.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, (i) the principal amount of the Series 2026A Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 99.000% of the principal amount thereof, plus accrued interest, if any, from July 20, 2026 and (ii) the principal amount of the Series 2026B Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 99.000% of the principal amount thereof, plus accrued interest, if any, from July 20, 2026.

The Partnership shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date, except upon payment for all the Notes to be purchased on the Delivery Date as provided herein.

Section 3. Offering of the Notes by the Underwriters.

Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions to be set forth in the Prospectus.

Section 4. Delivery of and Payment for the Notes.

Delivery of and payment for the Notes shall be made at the offices of Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, beginning at 8:30 a.m., Houston, Texas time, on July 20, 2026 or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Notes shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Notes being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Notes through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The Notes of each series shall be evidenced by one or more certificates in global form registered in the name of Cede & Co., as DTC’s nominee, and having an aggregate principal amount corresponding to the aggregate principal amount of the Notes.

Section 5. Further Agreements of the Partnership and each Underwriter.

(a) The Partnership covenants and agrees with each Underwriter:

(i) Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as permitted herein; (C) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; (E) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(ii) Conformed Copies of Registration Statement. At the request of the Representatives, to furnish promptly to each of the Underwriters and to counsel to the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Representatives and, upon their request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or the Exchange Act or requested by the Commission.

(v) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Representatives and to counsel to the Underwriters upon the Representatives’ request and not to file any such document to which the Representatives shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof and a reasonable opportunity to comment thereon unless, in the judgment of counsel to the Partnership, such filing is required by law.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Representatives as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via EDGAR, to the Partnership’s securityholders and the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(ix) Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Representatives copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(x) Blue Sky Registration. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) file a general consent to service of process in any jurisdiction.

(xi) Term Sheet. The Partnership will (A) prepare a final term sheet containing a description of the Notes, substantially in the form attached in Annex 3 hereto, and approved by the Representatives (the “Final Term Sheet”), (B) file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule, and (C) furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(xii) Application of Proceeds. To apply the net proceeds from the sale of the Notes being sold by the Partnership as set forth in the Prospectus.

(xiii) DTC. The Partnership agrees to comply with all the terms and conditions of all agreements set forth in the representation letters of the Partnership to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(xiv) Lock-Up. Following the date of the Prospectus and until the Delivery Date, the Partnership will not, without the prior written consent of the Representatives, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of any debt securities (other than the Notes, bank borrowings and commercial paper) in the same market as the Notes.

(xv) Investment Company. To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act.

(xvi) No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

(b) Each Underwriter severally and not jointly agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Notes) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information (including the information contained in the Final Term Sheet prepared and filed pursuant to Section 5(a)(xi)).

Section 6. Expenses.

The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form T-1 and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Indentures, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) fees and expenses of counsel to the Partnership; (f) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Notes; (g) any costs and expenses incident to any listing of the Notes on the New York Stock Exchange (“NYSE”) and/or any other exchange, if applicable; (h) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) the printing of certificates representing the Notes; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show; (k) any fees required to be paid to rating agencies in connection with the rating of the Notes; (l) the fees, costs and expenses of the Trustee, any agent of the Trustee and any paying agent (including related fees and expenses of a counsel to such parties), and (m) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 8 and Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

Section 7. Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Partnership contained herein, to the performance by the Partnership of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction; and the Commission shall not have notified the Partnership or the General Partner of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of the Debt Documents, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to the Debt Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Latham & Watkins LLP shall have furnished to the Representatives their written opinion, negative assurance letter and tax opinion as counsel to the Partnership, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters, substantially in the forms attached hereto as Exhibits A-1, A-2 and A-3.

(e) The Representatives shall have received from Hunton Andrews Kurth LLP, counsel to the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representatives shall have received from Grant Thornton a letter, in form and substance satisfactory to the Representatives, addressed to the Representatives, on behalf of the Underwriters, and dated the date hereof (i) confirming that Grant Thornton is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three (3) business days prior to the date hereof), the conclusions and findings of Grant Thornton with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of Grant Thornton referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Representatives shall have received from Grant Thornton a letter (the “bring-down letter”) addressed to the Representatives, on behalf of the Underwriters, and dated the Delivery Date (i) confirming that they are an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the applicable Rules and

Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of Grant Thornton with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) On the Delivery Date, there shall have been furnished to the Representatives a certificate, dated the Delivery Date and addressed to the Underwriters, signed on behalf of the General Partner by the chief executive officer and the chief financial officer of the General Partner, stating, in each case with respect to the entities covered by the certificate, that:

(1) the representations, warranties and agreements of the Partnership contained in this Agreement in Section 1 are true and correct on and as of the Delivery Date, and the Partnership has complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Delivery Date;

(2) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission, if any, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(3) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(i) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letters referred to in paragraph (f) or (g) of this Section 7, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package.

(j) Subsequent to the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the debt securities or any preferred equity securities of any of the Partnership Entities that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any such debt securities or any preferred equity securities.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i)-(iv) hereof.

(l) The Partnership shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel to the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters.

Section 8. Indemnification and Contribution.

(a) The Partnership shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Notes as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky Application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning any Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, its employees, the officers and directors of the General Partner, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such

Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership, or any such officer, director, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership Entities, the directors and officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Entities within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Partnership Entities, and such directors, officers and control persons of the General Partner, such firm shall be designated in writing by the Partnership. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Notes underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership acknowledges and agrees that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and (i) the concession and reallowance figures, (ii) the second sentence and fourth sentence of the third paragraph relating to market making by the Underwriters and (iii) the seventh and eighth paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 9. Defaulting Underwriters.

(a) If, on the Delivery Date, any Underwriter defaults in its obligations to purchase the principal amount of Notes which it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such principal amount of Notes by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such principal amount of Notes, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such principal amount of Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such principal amount of Notes, or the Partnership notify the non-defaulting Underwriters that they have so arranged for the purchase of such principal amount of Notes, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the principal amount of Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total principal amount of Notes that remains unpurchased does not exceed one-eleventh of the total aggregate principal amount of all of the Notes, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total principal amount of Notes that such Underwriter agreed to purchase hereunder) of the principal amount of Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total principal amount of Notes that it agreed to purchase on the Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the principal amount of Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total principal amount of Notes that remains unpurchased exceeds one-eleventh of the total aggregate principal amount of all of the Notes, or if the Partnership shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters except that the provisions of Section 8 shall not terminate and shall remain in effect. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

Section 10. Termination.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Notes if, at any time prior to such delivery and payment, (i) trading in any securities of the Partnership shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE Alternext US, the NASDAQ Stock Market, or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated in the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

Section 11. Reimbursement of Underwriters’ Expenses.

If the Partnership shall fail to tender the Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Partnership to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership is not fulfilled for any reason, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated (i) pursuant to Section 10(ii), (iii) or (iv), or (ii) pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any Underwriter, in the case of clause (i) of this sentence, or any defaulting Underwriter, in the case of clause (ii) of this sentence, on account of the expenses described in the first sentence of this Section 11.

Section 12. Research Independence.

The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 13. No Fiduciary Duty.

The Partnership acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership Entities and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) none of the Underwriters are acting as advisors, expert or otherwise, to any of the Partnership Entities, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Partnership Entities, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Entities. The Partnership hereby waives any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of the Notes.

Section 14. Notices, Etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469;

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Investment Grade Syndicate Desk

Fax: (212) 834-6081;

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Fixed Income, Transaction Execution

Email: capitalmarketsnotices@pnc.com;

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Email: USTransactionadvisory@tdsecurities.com

Attention: DCM-Transaction Advisory; and

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, NY 10001

Attention: Investment Grade Capital Markets

Fax: (404) 926-5027

(b) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Energy Transfer LP, 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, Attention: Dylan A. Bramhall, Group Chief Financial Officer;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

Section 15. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each of the Underwriters, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of the Notes as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Survival.

The respective indemnities, representations, warranties and agreements of the Partnership and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17. Definition of the Terms “Business Day,” “Subsidiary” and “Affiliate.”

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 18. Governing Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature covered by the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 20. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined in this Section 21) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section 21), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined in this Section 21) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section 21) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 21: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 22. Waiver of Jury Trial.

Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(Signature pages follow)

If the foregoing correctly sets forth the agreement among the Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

(The Partnership)

ENERGY TRANSFER LP

By: LE GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Executive Vice President and Group Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

PNC Capital Markets LLC

TD Securities (USA) LLC

Truist Securities, Inc.

For themselves and as the Representatives

of the several Underwriters named

in Schedule 1 hereto

Citigroup Global Markets Inc.
TD Securities (USA) LLC
By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director	By:	/s/ Luiz Lanfredi
		Name:	Luiz Lanfredi
		Title:	Managing Director
J.P. Morgan Securities LLC
Truist Securities, Inc.
By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director	By:	/s/ Rob Nordlinger
		Name:	Rob Nordlinger
		Title:	Managing Director
PNC Capital Markets LLC

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE 1

Underwriters	Principal Amount of Series 2026A Notes	Principal Amount of Series 2026B Notes
Citigroup Global Markets Inc.	$78,000,000	$132,000,000
J.P. Morgan Securities LLC	$78,000,000	$132,000,000
PNC Capital Markets LLC	$78,000,000	$132,000,000
TD Securities (USA) LLC	$78,000,000	$132,000,000
Truist Securities, Inc.	$78,000,000	$132,000,000
Barclays Capital Inc.	$14,445,000	$24,445,000
BBVA Securities Inc.	$14,445,000	$24,445,000
BMO Capital Markets Corp.	$14,445,000	$24,445,000
BofA Securities, Inc.	$14,445,000	$24,445,000
CIBC World Markets Corp.	$14,445,000	$24,445,000
Credit Agricole Securities (USA) Inc.	$14,445,000	$24,445,000
Deutsche Bank Securities Inc.	$14,445,000	$24,445,000
Fifth Third Securities, Inc.	$14,445,000	$24,445,000
Mizuho Securities USA LLC	$14,444,000	$24,444,000
Morgan Stanley & Co. LLC	$14,444,000	$24,444,000
MUFG Securities Americas Inc.	$14,444,000	$24,444,000
RBC Capital Markets, LLC	$14,444,000	$24,444,000
Regions Securities LLC	$14,444,000	$24,444,000
Scotia Capital (USA) Inc.	$14,444,000	$24,444,000
SG Americas Securities, LLC	$14,444,000	$24,444,000
SMBC Nikko Securities America, Inc.	$14,444,000	$24,444,000
U.S. Bancorp Investments, Inc.	$14,444,000	$24,444,000
Wells Fargo Securities, LLC	$14,444,000	$24,444,000
Total	$650,000,000	$1,100,000,000

Schedule 1

SCHEDULE 2

Issuer Free Writing Prospectus

1. Final Term Sheet in the form set forth in Annex 3.

Schedule 2

ANNEX 1

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Energy Transfer LP	Texas	Delaware, Missouri, Ohio, North Dakota
LE GP, LLC	Texas	Ohio, North Dakota

Annex 1

ANNEX 2

MATERIAL SUBSIDIARIES

Entity	Jurisdiction in which registered
Energy Transfer Crude Marketing LLC	Texas
Energy Transfer GC NGL Marketing LLC	Delaware
Energy Transfer GC NGL Pipelines LP	Delaware
Energy Transfer GC NGL Product Services LLC	Delaware
Energy Transfer GC NGLs LLC	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ET CC Holdings LLC	Delaware
ET COAM Holdings LLC	Delaware
ET Intrastate Holdings LLC	Delaware
ET Gathering & Processing LLC	Texas
ETP Holdco Corporation	Delaware
La Grange Acquisition, L.P.	Texas
ET-S Permian Holdings Company LP	Texas
ET-S Permian Marketing Company LLC	Texas

Annex 2

ANNEX 3

Filed Pursuant to Rule 433 of the Securities Act

Registration No. 333-279982

July 6, 2026

Final Pricing Terms

Energy Transfer LP

$650,000,000 Series 2026A Junior Subordinated Notes due 2057

$1,100,000,000 Series 2026B Junior Subordinated Notes due 2057

Security:

Series 2026A Junior Subordinated Notes due 2057 (the “Series 2026A Notes”)

Series 2026B Junior Subordinated Notes due 2057 (the “Series 2026B Notes” and, together with the Series 2026A Notes, the “Notes”)

Issuer:	Energy Transfer LP

Expected Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted.]

Form:	SEC Registered

Pricing Date:	July 6, 2026

Settlement Date (T+10):	July 20, 2026. We expect that delivery of the Notes will be made against payment therefor on or about July 20, 2026, which will be the tenth business day following the date hereof. This settlement cycle is referred to as “T+10.” Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the date that is one business day preceding the settlement date, will be required, by virtue of the fact that the Notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to the date that is one business day preceding the settlement date should consult their own advisors.

Net Proceeds (before offering expenses):	$1,732,500,000

Ranking:	The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined in the Preliminary Prospectus Supplement dated July 6, 2026 relating to the Notes (the “Preliminary Prospectus”)), to the extent and in the manner set forth under “Description of the Notes—Subordination” in the Preliminary Prospectus. The Notes will rank equally in right of payment with our existing 2006 Series A Junior Subordinated Notes Due 2066, our existing 8.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, our existing 7.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054, our existing 6.500% Series 2025A Junior Subordinated Notes due 2056, our existing 6.750% Series 2025B Junior Subordinated Notes due 2056 and with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. The Notes will be effectively subordinated in right of payment to any secured indebtedness we have incurred or may incur (to the extent of the value of the collateral securing such secured indebtedness) and will also be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. As of March 31, 2026, after giving effect to this offering and the application of the net proceeds as set forth under “Use of Proceeds” in the Preliminary Prospectus, we would have had total senior debt of $64.8 billion, total junior subordinated debt of $5.5 billion, and we would have been able to incur an additional $4.3 billion of debt under our revolving credit facility.

Delivery:	DTC only – not deliverable through Euroclear and Clearstream

	Series 2026A Junior Subordinated Notes due 2057	Series 2026B Junior Subordinated Notes due 2057

Principal Amount:	$650,000,000	$1,100,000,000

Annex 3

Public Offering Price:	100.000% of the Principal Amount	100.000% of the Principal Amount

Maturity Date:	January 15, 2057 (unless redeemed by us as described below under “Optional Redemption”)	January 15, 2057 (unless redeemed by us as described below under “Optional Redemption”)

Coupon:	From and including the Settlement Date to, but excluding, January 15, 2032 (the “First Reset Date”), 6.550% per annum. From and including the First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus), a per annum rate equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus), plus a spread equal to 2.336%, to be reset on each Reset Date.	From and including the Settlement Date to, but excluding, January 15, 2037 (the “First Reset Date”), 6.700% per annum. From and including the First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus), a per annum rate equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus), plus a spread equal to 2.219%, to be reset on each Reset Date.

Interest Payment Dates:	January 15 and July 15, beginning January 15, 2027 (subject to our right to defer interest payments as described under “Optional Interest Deferral” below)	January 15 and July 15, beginning January 15, 2027 (subject to our right to defer interest payments as described under “Optional Interest Deferral” below)

Interest Record Dates:	January 1 and July 1	January 1 and July 1

Reset Date:	The First Reset Date and January 15 of every fifth year after 2032.	The First Reset Date and January 15 of every fifth year after 2037.

CUSIP / ISIN:	29273V BM1 / US29273VBM19	29273V BN9 / US29273VBN91

Optional Interest Deferral:	The terms of each series of Notes will provide that so long as no event of default (as defined in the Preliminary Prospectus) with respect to the Notes of such series has occurred and is continuing, we may, at our option, defer interest payments on such series of Notes, from time to time, for one or more Optional Deferral Periods (as defined in the Preliminary Prospectus) applicable to such series of Notes, of up to 20 consecutive semi-annual Interest Payment Periods (as defined in the Preliminary Prospectus) applicable to such series of Notes each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes of such series or end on a day other than the day immediately preceding an interest payment date applicable to such series of Notes. The terms of each series of Notes will also provide that no interest will be due or payable on the Notes of such series during an Optional Deferral Period, subject to certain exceptions described in the Preliminary Prospectus. With respect to each series of Notes, we may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes of such series) and to shorten the length of any Optional Deferral Period. With respect to each series of Notes, we cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the Notes of such series from any previous Optional Deferral Periods. During any Optional Deferral Period applicable to a series of Notes, interest on the applicable series of Notes will continue to accrue at the then-applicable interest rate on the Notes of such series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes with respect to the Notes of either series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series), compounded semi-annually, to the extent permitted by applicable law.

Certain Restrictions During an Optional Deferral Period:

During any Optional Deferral Period with respect to the Notes of either series, we (and our subsidiaries, as applicable) may not do any of the following (subject to certain exceptions described in the Preliminary Prospectus):

•

declare or pay dividends or distributions on any Capital Stock (as defined in the Preliminary Prospectus);

•

redeem, purchase, acquire or make a liquidation payment with respect to any of our Capital Stock;

•

pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness that ranks equally with or junior to the Notes of such series in right of payment; or

•

make any payments with respect to any guarantees by us of any indebtedness if such guarantees rank equally with or junior to the Notes of such series in right of payment.

Annex 3

Optional Redemption:

The terms of each series of Notes will provide that at our option, we may redeem some or all of the Notes of such series before their maturity, as follows:

•

in whole or from time to time in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date applicable to the Notes of such series and ending on (and including) such First Reset Date and (ii) after such First Reset Date, on any applicable interest payment date, in each case at a redemption price in cash equal to 100% of the principal amount of Notes of such series to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, such redemption date (subject to certain terms described in the Preliminary Prospectus); or

•

in whole, but not in part, at any time within 120 days after the occurrence of a Tax Event (as defined in the Preliminary Prospectus), at a redemption price in cash equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date (subject to certain terms described in the Preliminary Prospectus); or

•

in whole, but not in part, at any time during the continuance of and , in any event, within 120 days after the occurrence of a Rating Agency Event (as defined in the Preliminary Prospectus), at a redemption price in cash equal to 102% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date (subject to certain terms described in the Preliminary Prospectus).

Joint Book-Running Managers:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

PNC Capital Markets LLC

TD Securities (USA) LLC

Truist Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BMO Capital Markets Corp.

BofA Securities, Inc.

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Fifth Third Securities, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Additional Information

The Issuer has filed a registration statement (including a base prospectus) and the Preliminary Prospectus with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Preliminary Prospectus, the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, you may obtain a copy of the Preliminary Prospectus and related base prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533, PNC Capital Markets LLC toll free at 1-855-881-0697, TD Securities (USA) LLC toll free at 1-855-495-9846 or Truist Securities, Inc. toll free at 1-800-685-4786.

This pricing term sheet supplements the Preliminary Prospectus filed by Energy Transfer LP on July 6, 2026 relating to the base prospectus dated June 5, 2024.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex 3

EXHIBIT A-1

FORM OF OPINION OF

LATHAM & WATKINS LLP

[See Attached.]

[To be provided to the Underwriters]

Exhibit A-1

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF

LATHAM & WATKINS LLP

[See Attached.]

[To be provided to the Underwriters]

Exhibit A-2

EXHIBIT A-3

FORM OF TAX OPINION OF

LATHAM & WATKINS LLP

[See Attached.]

[To be provided to the Underwriters]

Exhibit A-3